Exhibit 99.1

Snyder’s-Lance, Inc. Reports Second Quarter 2017 Financial Results and

Provides 2020 Financial Targets

•	Total net revenue from continuing operations increased 3.3%

•	GAAP EPS of $0.04; EPS excluding special items* of $0.27

•	GAAP net income from continuing operations of $4.3 million; net income from continuing operations excluding special items* of $26.8 million

•	Adjusted EBITDA* of $76.8 million

•	Company updates full-year 2017 outlook

•	Company provides further detail on broad-based performance transformation plan

*	Descriptions of measures excluding special items are provided in “Use and Definition of Non-GAAP Measures” and reconciliations are provided in the tables at the end of this release.

Charlotte, NC, - August 8, 2017 - Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported financial results for the second quarter ended July 1, 2017 and updated its full-year 2017 outlook. Total net revenue from continuing operations in the second quarter of 2017 increased 3.3% compared to the second quarter of 2016. GAAP net income attributable to Snyder’s-Lance from continuing operations in the second quarter of 2017 was $4.3 million, or $0.04 per diluted share, as compared to $20.5 million, or $0.21 per diluted share, in the second quarter of 2016. Net income attributable to Snyder’s-Lance from continuing operations, excluding special items, for the second quarter of 2017 was $26.8 million, as compared to $26.7 million, in the second quarter of 2016. Earnings per diluted share from continuing operations, excluding special items, were $0.27 in the second quarter of 2017, compared to earnings per diluted share from continuing operations, excluding special items, of $0.28, in the second quarter of 2016.

“I am pleased that we were able to deliver strong top line performance and modest profitability improvement in the second quarter, while stabilizing a very weak start to the year,” said Brian J. Driscoll, President and Chief Executive Officer of Snyder’s-Lance. “While we are encouraged by our branded sales momentum, we are not satisfied with our aggregate financial performance and have finalized a broad-based performance transformation plan to sharply expand margins and unlock substantial value for our shareholders.”

Performance Transformation Plan

As announced on April 17, 2017, the Snyder’s-Lance’s Board of Directors and senior management team have been conducting a comprehensive review of the Company’s operations with the goal of significantly improving the Company’s financial performance to deliver greater value to shareholders. As a result of this review, the Company has finalized a performance transformation plan focused on six key areas:

1)	SG&A Expense Efficiency. Reduce direct spending and accelerate zero-based budgeting to improve indirect costs.

2)	Manufacturing and Supply Chain Productivity. Reduce manufacturing and distribution network complexity and improve productivity.

3)	Product and Portfolio Optimization. Reduce business complexity through stock keeping unit, or SKU, rationalization and ongoing portfolio maintenance.

4)	Price Realization. Improve trade spend productivity and effectiveness and optimize brand assortment.

5)	Marketing Investment Optimization. Reset working/non-working ratios and increase investment in the Company’s core branded portfolio.

6)	Channel Execution Excellence. Elevate the performance of the existing independent business owner direct store delivery partnership.

Mr. Driscoll continued, “Snyder’s-Lance is well positioned with an attractive portfolio of brands and a strong track record of revenue growth. That said, we have not delivered on expectations for profitability and value creation. To address this shortfall, we have designed a comprehensive transformation program we believe will unlock operating profit improvement of approximately $175 million over the next 3+ years. As we announced two weeks ago, we have officially launched this effort, and we expect to achieve the full benefits of the plan in fiscal 2020.”

2020 Financial Outlook

The Company believes that the execution of the strategic initiatives underlying the transformation plan will enhance the Company’s margin profile and deliver long-term sustainable value to shareholders.

By 2020, the Company is targeting for operating margin to reach 14.0% and earnings per share, excluding special items, to grow at a four-year CAGR of 11-13%. The Company will provide further details on the transformation plan on today’s second quarter 2017 financial results call and will detail the key initiatives supporting achievement of the plan and targets at the Company’s Investor Day scheduled for September 28, 2017, in New York City.

Second Quarter 2017 Results

Second Quarter Net Revenue by Product Category

(in thousands)	Q2 2017 Net Revenue	Q2 2016 Net Revenue(1)	Change
Core Brands(2)	$420,525	$401,694	4.7%
Allied Brands(3)	43,337	40,669	6.6%

Branded	463,862	442,363	4.9%

Partner Brand	75,401	78,958	-4.5%
Other	40,332	39,971	0.9%

Total	$579,595	$561,292	3.3%

(1)	Includes net revenue results from continuing operations only.
(2)	The Company’s Core Brands include: Snyder’s of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald® and Late July®.
(3)	The Company’s Allied Brands include: Krunchers!®, Tom’s®, Archw ay®, Jays®, Stella D’oro®, Eatsmart Snacks™, O-Ke-Doke® and Metcalfe’s skinny®

Total net revenue in the second quarter of 2017 was $579.6 million, an increase of 3.3% compared to $561.3 million from continuing operations in the second quarter of 2016. Branded net revenue increased 4.9% as a result of a 6.6% increase in the Company’s Allied Brands and a 4.7% increase in Core Brands. The Core Brand net revenue increase was led by growth in Late July®, Snack Factory® Pretzel Crisps®, Lance®, Snyder’s of Hanover®, Cape Cod®, Pop Secret®, and Kettle Brand®, partially offset by a decline in KETTLE® Chips. In addition, during the second quarter of 2017, net revenue from the Partner Brand category declined 4.5% while net revenue from the Other category increased 0.9%, each compared to the second quarter of 2016.

Operating income in the second quarter of 2017 was $22.4 million, as compared to $41.9 million from continuing operations in the second quarter of 2016. Operating income, excluding special items, in the second quarter of 2017 was $52.3 million, or 9.0% as a percentage of net revenue, as compared to $50.2 million from continuing operations, or 8.9% as a percentage of net revenue, in the second quarter of 2016. The modest operating margin expansion was the result of lower general and administrative expenses and supply chain productivity and cost initiatives. These were partially offset by higher service and distribution costs, higher cost of sales related to new product introductions, and higher costs related to a lower quality potato crop which negatively impacted yields.

Net interest expense in the second quarter of 2017 was $9.5 million compared to $9.4 million in the second quarter of 2016. The GAAP effective income tax rate from continuing operations in the second quarter of 2017 was 62.8% as compared to 37.8% in the second quarter of 2016. The increase in the GAAP effective income tax rates was primarily due to certain executive compensation awards that were not tax deductible. Excluding special items, the effective income tax rate from continuing operations was 36.2% in the second quarter of 2017 as compared to 35.2% in the second quarter of 2016. The increase in the effective tax rate, excluding special items, was primarily due to lower income from our U.K operations.

GAAP net income attributable to Snyder’s-Lance from continuing operations in the second quarter of 2017 was $4.3 million, or $0.04 per diluted share, as compared to $20.5 million, or $0.21 per diluted share, in the second quarter of 2016. In the second quarter, the Company incurred $29.8 million in pre-tax expenses which affected comparability, primarily related to severance and impairment costs as part of the Company’s performance transformation plan, and the relocation of Emerald® production from the Stockton, CA manufacturing facility to the Company’s manufacturing facility in Charlotte, NC.

Net income attributable to Snyder’s-Lance from continuing operations, excluding special items, for the second quarter of 2017, was $26.8 million, as compared to $26.7 million, in the second quarter of 2016. Earnings per diluted share from continuing operations, excluding special items, was $0.27 in the second quarter of 2017 compared to $0.28, in the second quarter of 2016.

Adjusted EBITDA from continuing operations in the second quarter of 2017 was $76.8 million, or 13.2% of net revenue, as compared to adjusted EBITDA of $75.7 million, or 13.5% of net revenue, in the second quarter of 2016. Adjusted EBITDA is a non-GAAP measure defined herein under “Use and Definition of Non-GAAP Measures,” and is reconciled to net income in the tables that accompany this release.

Outlook

Based on the Company’s year-to-date performance, and revised expectations for the remainder of the year, for the full-year of fiscal 2017, the Company continues to expect net revenue to be between $2,200 million and $2,250 million, and now expects adjusted EBITDA to be between $300 million and $325 million, and earnings per diluted share, excluding special items, to be between $1.10 and $1.20.

The Company’s 2017 full-year outlook also includes the following assumptions:

•	Capital expenditures of $75 million to $85 million;

•	Net interest expense of $37 million to $40 million;

•	Effective tax rate of 35.5% to 36.5%; and

•	Weighted average diluted share count of approximately 98 million shares.

Full-year 2017 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following items where the Company is unable to reliably forecast the timing and magnitude: continued transaction related costs associated with the divestiture of Diamond of California and integration of legacy Diamond Foods operations, other potential transactions and their related costs, settlements of contingent liabilities, possible gains or losses on the sale of businesses or other assets, restructuring costs, impairment charges, and the income tax effects of these potential items.

Conference Call

Management will host a conference call to discuss the Company’s second quarter 2017 results at 10:00 a.m. ET on August 8, 2017. The conference call will be webcast live through the Investor Relations section of the Snyder’s-Lance website (www.snyderslance.com). To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 48669256. A continuous telephone replay of the call will be available between 12:00 p.m. ET on August 8 and 12:00 a.m. ET on August 15. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 48669256. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.

Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder’s-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder’s of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom’s®, Archway®, Jays®, Stella D’oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company’s corporate web site: www.snyderslance.com.

LNCE-E

Use and Definition of Non-GAAP Measures

Snyder’s-Lance’s management uses non-GAAP financial measures to evaluate our operating performance and to facilitate a comparison of the Company’s operating performance on a consistent basis and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. The non-GAAP measures and related comparisons should be considered in addition to, not as a substitute for, our GAAP disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Our management believes these non-GAAP measures are useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Operating Income and Gross Profit, Excluding Special Items

Operating income and gross profit, excluding special items, are provided because Snyder’s-Lance believes it is useful information for understanding our results by improving the comparability of our results. Additionally, operating income and gross profit, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing the Company’s primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Operating income and gross profit, excluding special items, are two measures management uses for planning and budgeting, monitoring and evaluating financial and operating results, and in the analysis of ongoing operating trends.

Net Income, Earnings per Share and Effective Income Tax Rate, Excluding Special Items

Net income, earnings per share, and the effective income tax rate, excluding special items, are metrics provided to present the reader with the after-tax impact of operating income, excluding special items, in order to improve the comparability and understanding of the related GAAP measures. Net income, earnings per share, and the effective income tax rate, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Net income, earnings per share, and the effective income tax rate, excluding special items, are measures management uses for planning and budgeting, monitoring and evaluating financial and operating results.

Adjusted EBITDA

Snyder’s-Lance defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude restructuring or transaction related expenses, and other non-cash or non-operating items as well as any other unusual items that impact the comparability of our financial information.

Management uses adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Snyder’s-Lance believes adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an adjusted EBITDA measure when reporting their results. The Company has historically reported adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results.

Adjusted EBITDA should not be considered as an alternative to net income, determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an indicator of cash flows, or as a measure of liquidity. While EBITDA and adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Cautionary Information about Forward Looking Statements

In this press release, we make statements which may be forward-looking within the meaning of applicable securities laws, which represent our current judgment about possible future events. The statements include projections regarding future revenues, earnings and other results. In making these statements we rely on current expectations, assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors include among others: changes in general economic conditions; price or availability of raw materials, packaging, energy and labor; food industry competition; changes in top customer relationships; consolidation of the retail environment; decision by British voters to exit the European Union; failure to realize anticipated benefits of acquisitions and divestitures; loss of key personnel; failure to execute strategic initiatives; safety and quality of food products; adulterated or misbranded products; disruption of our supply chain or information technology systems; improper use or misuse of social media; ability to anticipate changes in consumer preferences and trends; distribution through independent operators; protection of trademarks and intellectual property; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility; concentration of capital stock ownership; increasing legal complexity and potential litigation; failure to realize the expected benefits from the acquisition of Diamond Foods; the inability to successfully execute international expansion strategies; additional risks from foreign operations; our substantial debt; and the restrictions and limitations on our business operations in the agreements and instruments governing our debt.

Our most recent report on Form 10-K and our other reports filed with the U.S. Securities and Exchange Commission provide information about these and other factors, which we may revise or supplement in future reports. We caution readers not to place undue reliance on forward-looking statements. We do not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and forward-looking statements attributed to Snyder’s-Lance or any person acting on its behalf are expressly qualified in their entirety by the factors referenced above.

Investor Contact

Kevin Powers, Senior Director, Investor Relations

kpowers@snyderslance.com, (704) 557-8279

Media Contact

Joey Shevlin, Director, Corporate Communications & Public Affairs

JShevlin@snyderslance.com, (704) 557-8850

(Tables to Follow)

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income/(Loss) (Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share data)	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net revenue	$579,595	$561,292	$1,111,096	$1,009,161
Cost of sales	369,308	349,736	716,043	654,515

Gross profit	210,287	211,556	395,053	354,646

Selling, general and administrative expenses	179,239	160,121	338,702	281,676
Transaction and integration related expenses	478	9,945	1,585	58,923
Impairment charges	7,920	489	7,920	863
Other operating expense/(income), net	205	(914)	475	(1,419)

Operating income	22,445	41,915	46,371	14,603

Other income, net	(218)	(227)	(1,234)	(555)

Income before interest and income taxes	22,663	42,142	47,605	15,158

Loss on early extinguishment of debt	—	—	—	4,749
Interest expense, net	9,492	9,361	18,446	14,090

Income/(loss) before income taxes	13,171	32,781	29,159	(3,681)

Income tax expense/(benefit)	8,270	12,381	12,932	(1,233)

Income/(loss) from continuing operations	4,901	20,400	16,227	(2,448)
Loss from discontinued operations, net of income taxes	(341)	(783)	(341)	(3,329)

Net income/(loss)	4,560	19,617	15,886	(5,777)

Net income/(loss) attributable to non-controlling interests	590	(64)	754	(27)

Net income/(loss) attributable to Snyder’s-Lance, Inc.	$3,970	$19,681	$15,132	$(5,750)

Amounts attributable to Snyder’s-Lance, Inc.:
Continuing operations	$4,311	$20,464	$15,473	$(2,421)
Discontinued operations	(341)	(783)	(341)	(3,329)

Net income/(loss) attributable to Snyder’s-Lance, Inc.	$3,970	$19,681	$15,132	$(5,750)

Basic earnings/(loss) per share:
Continuing operations	$0.04	$0.21	$0.16	$(0.03)
Discontinued operations	—	—	—	(0.04)

Total basic earnings/(loss) per share	$0.04	$0.21	$0.16	$(0.07)

Weighted average shares outstanding - basic	96,448	95,679	96,321	87,816

Diluted earnings/(loss) per share:
Continuing operations	$0.04	$0.21	$0.16	$(0.03)
Discontinued operations	—	(0.01)	—	(0.04)

Total diluted earnings/(loss) per share	$0.04	$0.20	$0.16	$(0.07)

Weighted average shares outstanding - diluted	97,704	96,666	97,629	87,816

Dividends declared per common share	$0.16	$0.16	$0.32	$0.32

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	July 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$18,430	$35,409
Restricted cash	446	714
Accounts receivable, net of allowances of $1,727 and $1,290, respectively	224,401	210,723
Receivable from the sale of Diamond of California	—	118,577
Inventories, net	189,821	173,456
Prepaid income taxes and income taxes receivable	6,994	5,744
Assets held for sale	22,051	19,568
Prepaid expenses and other current assets	34,917	27,666

Total current assets	497,060	591,857

Noncurrent assets:
Fixed assets, net	497,064	501,884
Goodwill	1,322,047	1,318,362
Other intangible assets, net	1,368,014	1,373,800
Other noncurrent assets	49,388	48,173

Total assets	$3,733,573	$3,834,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$49,000	$49,000
Accounts payable	134,937	99,249
Accrued compensation	37,826	44,901
Accrued casualty insurance claims	3,856	4,266
Accrued marketing, selling and promotional costs	57,755	50,179
Other payables and accrued liabilities	49,664	47,958

Total current liabilities	333,038	295,553

Noncurrent liabilities:
Long-term debt, net	1,084,772	1,245,959
Deferred income taxes, net	394,271	378,236
Accrued casualty insurance claims	12,919	13,049
Other noncurrent liabilities	25,018	25,609

Total liabilities	1,850,018	1,958,406

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 96,634,070 and 96,242,784 shares outstanding, respectively	80,525	80,199
Preferred stock, $1.00 par value. 5,000,000 shares authorized; no shares outstanding	—	—
Additional paid-in capital	1,612,653	1,598,678
Retained earnings	179,994	195,733
Accumulated other comprehensive loss	(9,408)	(17,977)

Total Snyder’s-Lance, Inc. stockholders’ equity	1,863,764	1,856,633
Non-controlling interests	19,791	19,037

Total stockholders’ equity	1,883,555	1,875,670

Total liabilities and stockholders’ equity	$3,733,573	$3,834,076

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
(in thousands)	July 1, 2017	July 2, 2016
Operating activities:
Net income/(loss)	$15,886	$(5,777)
Adjustments to reconcile net income/(loss) to cash from operating activities:
Depreciation and amortization	48,929	47,452
Stock-based compensation expense	8,563	19,798
Loss on sale of fixed assets, net	405	1
Loss on sale of Diamond of California	540	—
Gain on sale of route businesses, net	(761)	(691)
Loss on early extinguishment of debt	—	4,749
Impairment charges	7,920	863
Deferred income taxes	12,163	(4,760)
Provision for doubtful accounts	630	235
Changes in operating assets and liabilities, excluding business acquisitions, divestitures and foreign currency translation adjustments	(7,242)	20,065

Net cash provided by operating activities	87,033	81,935

Investing activities:
Purchases of fixed assets	(34,741)	(37,317)
Purchases of route businesses	(17,421)	(14,863)
Purchase of equity method investment	(1,500)	—
Proceeds from sale of fixed assets and insurance recoveries	156	833
Proceeds from sale of route businesses	16,206	13,830
Proceeds from sale of investments	321	—
Proceeds from sale of discontinued operations	121,681	—
Business acquisition, net of cash acquired	—	(1,021,434)

Net cash provided by/(used in) investing activities	84,702	(1,058,951)

Financing activities:
Dividends paid to stockholders	(30,871)	(26,702)
Debt issuance costs	(2,441)	(6,047)
Issuances of common stock	7,550	7,830
Excess tax benefits from stock-based compensation	—	299
Share repurchases, including shares surrendered for tax withholding	(1,812)	(8,275)
Payments on capital leases	(1,399)	(1,015)
Repayments of long-term debt	(24,500)	(120,295)
Proceeds from issuance of long-term debt	—	1,130,000
Repayments of revolving credit facility	(220,000)	(57,000)
Proceeds from revolving credit facility	84,000	57,000

Net cash (used in)/provided by financing activities	(189,473)	975,795

Effect of exchange rate changes on cash	491	(411)

Net decrease	(17,247)	(1,632)
Cash, cash equivalents and restricted cash at beginning of period	36,123	40,071

Cash, cash equivalents and restricted cash at end of period	$18,876	$38,439

Supplemental information:
Cash paid for income taxes, net of refunds of $330 and $1,360, respectively	$4,249	$4,321
Cash paid for interest	$17,594	$13,528

Non-cash investing activities:
Increase in fixed asset expenditures included in accounts payable	$(2,987)	$(680)
Liability for dissenters associated with the acquisition of Diamond Foods	$—	$12,418

Non-cash financing activities:
Common stock and stock-based compensation issued for business acquisitions	$—	$800,987

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

Gross profit, excluding special items

	Quarter Ended
(in thousands)	July 1, 2017	July 2, 2016
Net revenue	$579,595	$561,292
Cost of sales	369,308	349,736

Gross profit from continuing operations	$210,287	$211,556

As a % of net revenue	36.3%	37.7%

Transaction and integration related expenses(1)	—	186
Emerald move(2)	3,629	—
Transformation initiative(3)	2,744	—
Inventory step-up(4)	—	(2,289)
Other	(15)	—

Gross profit from continuing operations, excluding special items	$216,645	$209,453

As a % of net revenue	37.4%	37.3%

(1)	Transaction and integration related expenses consist of severance benefits for Diamond Foods personnel.
(2)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC.
(3)	Transformation initiative costs primarily consist of severance and retention benefits related to our performance transformation plan.
(4)	The inventory step-up represents the reversal included in cost of sales as a result of a reduction in our calculated step-up of Diamond Foods’ inventory to fair value as of the acquisition date.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

Operating income, excluding special items

	Quarter Ended
(in thousands)	July 1, 2017	July 2, 2016
Operating income from continuing operations	$22,445	$41,915
As a % of net revenue	3.9%	7.5%

Transaction and integration related expenses(1)(2)	478	10,131
Emerald move and required packaging changes(3)	4,548	251
Transformation initiative(4)	24,359	—
Inventory step-up(5)	—	(2,289)
Other(6)(7)	423	178

Operating income from continuing operations, excluding special items	$52,253	$50,186

As a % of net revenue	9.0%	8.9%

(1)	For the second quarter of 2017, transaction and integration related expenses primarily consist of professional fees and idle facility lease costs.
(2)	For the second quarter of 2016, transaction and integration related expenses include severance, retention and accelerated stock-based compensation which was recognized due primarily to change in control provisions and severance agreements with Diamond Foods personnel. The remaining costs were primarily professional fees and legal costs associated with the integration of Diamond Foods.
(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, as well as costs related to our Transition Services Agreement.
(4)	Transformation initiative costs primarily consist of severance and retention benefits, professional fees, and plant closure-related fixed asset impairments resulting from our performance transformation plan. Transformation initiative costs also include $7.1 million of accelerated and modified stock-based compensation and other benefits related to CEO retirement.
(5)	The inventory step-up represents the reversal included in cost of sales as a result of a reduction in our calculated step-up of Diamond Foods’ inventory to fair value as of the acquisition date.
(6)	For the second quarter of 2017, other items primarily consist of professional and legal fees.
(7)	For the second quarter of 2016, other items include severance benefits and fixed asset impairments, offset by business interruption insurance gains.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

Earnings per diluted share, excluding special items

	Quarter Ended
	July 1, 2017	July 2, 2016
Earnings per diluted share from continuing operations	$0.04	$0.21

Transaction and integration related expenses(1)(2)	0.01	0.08
Emerald move and required packaging changes(3)	0.03	—
Transformation initiative(4)	0.19	—
Inventory step-up(5)	—	(0.01)

Earnings per diluted share from continuing operations, excluding special items	$0.27	$0.28

(1)	For the second quarter of 2017, transaction and integration related expenses primarily consist of professional fees and idle facility lease costs.
(2)	For the second quarter of 2016, transaction and integration related expenses include severance, retention and accelerated stock-based compensation which was recognized due primarily to change in control provisions and severance agreements with Diamond Foods personnel. The remaining costs were primarily professional fees and legal costs associated with the integration of Diamond Foods.
(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, as well as costs related to our Transition Services Agreement.
(4)	Transformation initiative costs primarily consist of severance and retention benefits, professional fees, and plant closure-related fixed asset impairments resulting from our performance transformation plan. Transformation initiative costs also include a $0.04 impact to earnings per diluted share for accelerated and modified stock-based compensation and other benefits related to CEO retirement, as well as a $0.03 impact to earnings per diluted share for a write-off of the deferred tax asset for certain executive stock-based compensation which is no longer deductible due to the appointment of our new CEO.
(5)	The inventory step-up represents the reversal included in cost of sales as a result of a reduction in our calculated step-up of Diamond Foods’ inventory to fair value as of the acquisition date.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

EBITDA and Adjusted EBITDA

	Quarter Ended
(in thousands)	July 1, 2017	July 2, 2016
Income from continuing operations	$4,901	$20,400
Income tax expense	8,270	12,381
Interest expense, net	9,492	9,361
Depreciation	17,388	17,997
Amortization	6,934	7,311

EBITDA from continuing operations	$46,985	$67,450

As a % of net revenue	8.1%	12.0%

Transaction and integration related expenses(1)(2)	478	10,131
Emerald move and required packaging changes(3)	4,548	251
Transformation initiative(4)	24,359	—
Inventory step-up(5)	—	(2,289)
Other(6)(7)	423	178

Adjusted EBITDA from continuing operations	$76,793	$75,721

As a % of net revenue	13.2%	13.5%

(1)	For the second quarter of 2017, transaction and integration related expenses primarily consist of professional fees and idle facility lease costs.
(2)	For the second quarter of 2016, transaction and integration related expenses include severance, retention and accelerated stock-based compensation which was recognized due primarily to change in control provisions and severance agreements with Diamond Foods personnel. The remaining costs were primarily professional fees and legal costs associated with the integration of Diamond Foods.
(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, as well as costs related to our Transition Services Agreement.
(4)	Transformation initiative costs primarily consist of severance and retention benefits, professional fees, and plant closure-related fixed asset impairments resulting from our performance transformation plan. Transformation initiative costs also include $7.1 million of accelerated and modified stock-based compensation and other benefits related to CEO retirement.
(5)	The inventory step-up represents the reversal included in cost of sales as a result of a reduction in our calculated step-up of Diamond Foods’ inventory to fair value as of the acquisition date.
(6)	For the second quarter of 2017, other items primarily consist of professional and legal fees.
(7)	For the second quarter of 2016, other items include severance benefits and fixed asset impairments, offset by business interruption insurance gains.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

Net income attributable to Snyder’s-Lance, excluding special items

	Quarter Ended
(in thousands)	July 1, 2017	July 2, 2016
Net income attributable to Snyder’s-Lance, Inc. from continuing operations	$4,311	$20,464

Transaction and integration related expenses, net of tax(1)(2)	925	7,312
Emerald move and required packaging changes, net of tax(3)	2,978	180
Transformation initiative, net of tax(4)	18,365	—
Inventory step-up, net of tax(5)	—	(1,428)
Other, net of tax(6)(7)	259	128

Net income attributable to Snyder’s-Lance, Inc. from continuing operations, excluding special items	$26,838	$26,656

(1)	For the second quarter of 2017, transaction and integration related expenses primarily consist of professional fees and idle facility lease costs.
(2)	For the second quarter of 2016, transaction and integration related expenses include severance, retention and accelerated stock-based compensation which was recognized due primarily to change in control provisions and severance agreements with Diamond Foods personnel. The remaining costs were primarily professional fees and legal costs associated with the integration of Diamond Foods.
(3)	Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, as well as costs related to our Transition Services Agreement.
(4)	Transformation initiative costs primarily consist of severance and retention benefits, professional fees, and plant closure-related fixed asset impairments resulting from our performance transformation plan. Transformation initiative costs also include $4.3 million of accelerated and modified stock-based compensation and other benefits related to CEO retirement, as well as a $3.2 million write-off of the deferred tax asset for certain executive stock-based compensation which is no longer deductible due to the appointment of our new CEO.
(5)	The inventory step-up represents the reversal included in cost of sales as a result of a reduction in our calculated step-up of Diamond Foods’ inventory to fair value as of the acquisition date.
(6)	For the second quarter of 2017, other items primarily consist of professional and legal fees.
(7)	For the second quarter of 2016, other items include severance benefits and fixed asset impairments, offset by business interruption insurance gains.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

Adjusted effective income tax rate

Quarter ended July 1, 2017

(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$13,171	$29,808	$42,979
Income tax expense	8,270	7,281	15,551

Net income	4,901	22,527	27,428
Net income attributable to non-controlling interests	590	—	590

Net income attributable to Snyder’s-Lance, Inc.	$4,311	$22,527	$26,838

Effective income tax rate(1)	62.8%		36.2%

Quarter ended July 2, 2016
(in thousands)	Income from Continuing Operations
	GAAP Income	Adjustments	Adjusted Income
Income before income taxes	$32,781	$8,271	$41,052
Income tax expense	12,381	2,079	14,460

Net income	20,400	6,192	26,592
Net loss attributable to non-controlling interests	(64)	—	(64)

Net income attributable to Snyder’s-Lance, Inc.	$20,464	$6,192	$26,656

Effective income tax rate(2)	37.8%		35.2%

(1)	The tax rate on adjusted income varies from the tax rate on GAAP income for the second quarter of 2017 primarily due to a $3.2 million write-off of the deferred tax asset for certain executive stock-based compensation which is no longer deductible due to the appointment of our new CEO. This deferred tax asset write-off increased the tax rate on GAAP income by approximately 2430 basis points.
(2)	The tax rate on adjusted income varies from the tax rate on GAAP income for the second quarter of 2016 primarily due to the effective tax rate impact of non-deductible transaction costs related to the acquisition of Diamond Foods.